Exhibit h 1 xi

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 30th day of June, 2016, by and among The MainStay Funds, a Massachusetts business trust, and MainStay Funds Trust, a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Hoboken, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By: ___________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By: ___________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

MAINSTAY VP FUNDS TRUST

By: ___________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By: ___________________________

Name: Brian D. Wickwire

Title: President

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SCHEDULE A

Effective Date: June 30, 2016

The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund

MainStay Global High Income Fund

MainStay Government Fund

MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund

MainStay Large Cap Growth Fund

MainStay MAP Fund

MainStay Money Market Fund

MainStay Tax Free Bond Fund

MainStay Unconstrained Bond Fund

MainStay Funds Trust

MainStay Absolute Return Multi Strategy Fund

MainStay Balanced Fund

MainStay California Tax Free Opportunities Fund

MainStay Conservative Allocation Fund

MainStay Cornerstone Growth Fund

MainStay Cushing MLP Premier Fund

MainStay Cushing Renaissance Advantage Fund

MainStay Cushing Energy Income Fund (formerly known as MainStay Cushing Royalty Energy Income Fund)

MainStay Emerging Markets Opportunities Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Small Cap Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Epoch U.S. Small Cap Fund (formerly known as MainStay U.S. Small Cap Fund)

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay High Yield Municipal Bond Fund

MainStay High Yield Opportunities Fund

MainStay ICAP Equity Fund

MainStay ICAP International Fund

MainStay ICAP Select Equity Fund

MainStay Indexed Bond Fund

MainStay International Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay New York Tax Free Opportunities Fund

MainStay Retirement 2010 Fund

MainStay Retirement 2020 Fund

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MainStay Retirement 2030 Fund

MainStay Retirement 2040 Fund

MainStay Retirement 2050 Fund

MainStay Retirement 2060 Fund

MainStay S&P 500 Index Fund

MainStay Short Duration High Yield Fund

MainStay Total Return Bond Fund

MainStay Tax Advantaged Short Term Bond Fund

MainStay U.S. Equity Opportunities Fund

MainStay VP Funds Trust

MainStay VP Convertible Portfolio – Service 2 Class

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IN WITNESS WHEREOF, each of the Funds listed below and NYLIM Service Company LLC have agreed upon this Transfer Agency Fee Schedule and have caused this Transfer Agency Fee Schedule to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first written above.

THE MAINSTAY FUNDS

By: ___________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By: ___________________________

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By: ___________________________

Name: Brian D. Wickwire

Title: President

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